AGREEMENT OF SUBLEASE

This **AGREEMENT OF SUBLEASE** ("Sublease") is made this _____ day of _____________, 2008, by and between **HALLINAN CAPITAL CORP.**, a Florida corporation, having offices at Three Bala Plaza, Bala Cynwyd, Pennsylvania 19004 ("Sublessor"), and **SKINNY NUTRITIONAL CORP.**, a Nevada corporation, having offices at Three Bala Plaza, Bala Cynwyd, Pennsylvania 19004 ("Sublessee").

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BACKGROUND

By that certain Lease dated June 3, 2002 (as amended, the "Lease"), a copy of which is attached hereto as Exhibit "A", initially between Bala Plaza, Inc., a Delaware corporation ("BPI"), as landlord, and TC Services, Inc. ("TC") as tenant, TC leased from BPI the premises known as Suite 104 and 117, in the building known as Three Bala Plaza (the "Building") located on land in Bala Cynwyd, Lower Merion Township, Montgomery County, Pennsylvania (the "Property"), as more particularly described in the Lease, at the rental and upon the terms and conditions set forth in the Lease.

A. Thereafter, in connection with the execution and delivery of that certain Ground Lease dated December 10, 2003 (the "Ground Lease") between BPI, as landlord, and Bala Plaza Property, Inc. ("Landlord"), as tenant, Landlord succeeded to all of the right, title and interest of BPI in and to the Premises and all of BPI's right, title and interest as "Landlord" under the Lease was assigned to Landlord.

B. Thereafter Landlord, Sublessor and TC entered into a certain Assignment and Consent to Assignment, dated April 5, 2006, whereby (among other things) (i) TC assigned its interest as tenant in the Lease to Sublessor, Sublessor assumed TC's interest as tenant under the Lease, and (iii) Landlord consented to the assignment and assumption between TC and Tenant.

C. Thereafter, Landlord and Sublessor entered into a First Amendment to Office Lease dated as of January 31, 2007, a Second Amendment of Office Lease dated June 27, 2007 and a Third Amendment to Office Lease dated September 24, 2008 (collectively, the "Lease").

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D. The Third Amendment to Office Lease provided, among other things, for the expansion of the Lease to include an additional part of the Building known as and referred to in the Third Amendment to Office Lease as Suite 101.

E. Sublessor desires to sublease a portion of Suite 101 to Sublessee, consisting of approximately 1978 square feet of space of the Premises ("Subleased Premises"), upon the terms and conditions set forth herein. The Subleased Premises is substantially shown on Exhibit "B" attached hereto.

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AGREEMENT

NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

1. Defined Terms. All capitalized terms used but not defined in this Sublease shall have the respective meanings assigned to them in the Lease.

2. Sublessor's Representations. In order to induce Sublessee to enter into this Sublease, Sublessor represents and warrants to Sublessee that: (a) Exhibit "A" and the documents referred to therein constitute a true, correct and complete copy of the Lease, and comprises the entire understanding and agreement of Landlord and Sublessor with respect to the Premises, (b) to the best of Sublessor's knowledge neither Landlord nor Sublessor is in default under the Lease. The Subleased Premises is being subleased to Sublessee AS IS, WHERE IS, without warranty or representation except as specifically set forth herein and without any implied warranty of condition, tenantability or fitness for a particular purpose.

3. Sublease. Sublessor hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, the Subleased Premises for a term of two (2) years commencing ________________ ("Commencement Date") and ending on ________________ ("Expiration Date") upon the terms and conditions set forth herein and at all times subject to the Lease. Either Sublessor or Sublessee shall have the right by at least one hundred eighty (180) days advance notice to the other to terminate this Sublease on the Expiration Date. If neither party shall give such notice within the time above provided, this Sublease shall continue for a term of month to month with either party having the right to terminate this Sublease at any time thereafter by at least one hundred eighty (180) days advance notice to the other. Notwithstanding the Expiration Date and month to month provisions established in the preceding sentence, this Sublease shall, unless Landlord elects otherwise, terminate immediately upon the termination or expiration of the Lease. With respect to the Subleased Premises, Sublessor and Sublessee agree that neither party shall have the right to extend the term of the Lease (as provided under section 6 of the Second Amendment to Lease). Sublessor hereby waives Sublessor's right to extend the term of the Lease as such right relates to the Subleased Premises.

Sublessee, for the benefit of Sublessor and Landlord, hereby agrees that the Lease is incorporated herein by reference, including without limitation Section 34.K of the Lease and Sublessee agrees further to be bound by all of the terms, covenants and conditions on the part of "Tenant" to be done, performed and observed under the Lease with respect to the Subleased Premises.

4. Rent. Sublessee shall pay Sublessor an annualized rental rate as set forth below in equal monthly installments in advance, on the first day of each month during said term, at the above stated office of Sublessor or such other place as Sublessor may designate, without any set off, counterclaim or deduction whatsoever, except that Sublessee shall pay the first monthly installment, pro-rated for the partial month, if any, upon the execution hereof. Sublessor and Sublessee hereby agree that the rentable square footage of the Subleased Premises is the square footage set forth in Paragraph B of the Background section of this Sublease.

The rent shall be as follows:

	Annual	Monthly

Period	Base Rent	Base Rent
Commencement Date to 10/31/09	$62,307	$5,192.25
11/01/09to10/31/10	$64,285	$5,357.08
11/01/10 to 10/31/11	$66,263	$5,521.92
11/01/11 to 06/30/12	$68,241	$5,686.75

5. Operating Expenses. Sublessee's portion of the monthly estimated payments of operating expenses and real estate taxes charged by Landlord to the Sublessor shall equal fifty percent (50%) of the sum charged by Landlord to Sublessor with respect to the Subleased Premises, and Sublessee shall pay the resulting amounts to the Sublessor at the same time the monthly installment of rent is due hereunder. Sublessor shall provide Sublessee with a copy of Landlord's invoice or other statement, if any, establishing the monthly estimated payments of operating expenses and real estate taxes.

6. Overdue Interest. In the event that Sublessee shall fail to pay any installment of rent or Sublessee's share of the monthly estimated payments of operating expenses and real estate taxes under Sections 4 and 5 of this Sublease, respectively, Sublessee shall pay Sublessor interest at the overdue interest rate (established in Section 15.H of the Lease), to compensate Sublessor for its corresponding liability to Landlord.

7. Use. Sublessee shall use and occupy the Subleased Premises as general and administrative offices and for no other purposes.

8. Services. Sublessee shall look solely to Sublessor for all services to be rendered to Sublessee under the Lease as if Sublessee were "Tenant" and Sublessor were "Landlord" under the terms of the Lease. Sublessor agrees to perform all obligations of Landlord under the Lease for the benefit of Sublessee, but only to the extent that such services are provided by Landlord to Sublessor with respect to the Subleased Premises. Landlord shall have no liability to Sublessee, and Sublessee agrees that it shall have no rights against Landlord, by reason of this Sublease. Notwithstanding the foregoing, and provided that Sublessee is not in default of any of its obligations hereunder, Sublessor shall upon the written request of Sublessee, use reasonable efforts to assert by written request to the Landlord any rights for the benefit of the Sublessee which Sublessor has under the Lease insofar as they relate to the Subleased Premises.

9. Insurance.

(a) Required Insurance. Sublessee, at its expense, shall obtain and maintain in full force and effect the following insurance policies throughout the term of this Sublease:

(i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building, under which Sublessee is insured and Sublessor and Landlord are named as an additional Insured (the "Insured Parties"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Sublessee shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Section 11 of this Sublease. The minimum limits of liability applying exclusively to the Subleased Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 provided, however, that Sublessor shall retain the right to require Sublessee to increase such coverage from time to time to that amount of insurance which in Sublessor's reasonable judgment is then being customarily required by lessors for similar office space in comparable office buildings in the Bala Cynwyd, Pennsylvania market. The deductible or self insured retention for such policy shall not exceed $10,000. Sublessee may satisfy the limits of liability required herein with a combination of umbrella and/or excess policies of insurance, provided that such policies comply with all of the provisions hereof (including, without limitation, with respect to scope of coverage and naming of the Insured Parties);

(ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "Special Form Causes of Loss" or "All Risk" property insurance policies, insuring Sublessee's property, fixtures and equipment, and all alterations and improvements to the Subleased Premises to the extent such alterations and improvements exceed the cost of the improvements, if any, performed for Sublessee under this Sublease in connection with the initial occupancy of Sublessee in the Subleased Premises (the "Above Building Standard Installations"), for the full insurable value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $25,000;

(iii) during the performance of any alteration to the Subleased Premises by or on behalf of Sublessee, until completion thereof, Builder's Risk insurance on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Sublessor, Sublessee and Landlord (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Subleased Premises;

(iv) Workers' Compensation Insurance or similar insurance, in form and amounts required by law, whether common law or by statute;

(v) Business Interruption Insurance covering a minimum of one year of anticipated gross income;

(vi) Commercial Automobile Liability Insurance for any owned, non-owned or hired vehicles with a combined single limit with respect to each occurrence in an amount of not less than $1,000,000;

(vii) Fire Legal/Water Damage Legal Liability in an amount not less than $300,000; and

(viii) such other insurance in such amounts as the Insured Parties may reasonably require from time to time.

(b) Additional Insurance Requirements. All insurance required to be carried by Sublessee (i) shall contain a provision that (x) no act or omission of Sublessee shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) shall be noncancellable and/or no material change in coverage shall be made thereto unless the Insured Parties receive 30 days' prior notice of the same by certified mail, return receipt requested or by a recognized overnight delivery service and (ii) shall be effected under valid and enforceable policies issued by reputable insurers admitted to do business in the Commonwealth of Pennsylvania and rated in Best's Insurance Guide, or any successor thereto as having a "Best's Rating" of "A-" or better and a "Financial Size Category" of at least "X" or better or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Sublessor may at any time consider appropriate. The policy must include a provision which provides that the rights of the Sublessor or Landlord under such insurance policy shall not be prejudiced or interfered with notwithstanding any gross negligence or willful misconduct of Sublessee or any of its employees, agents, contractors or invitees.

(c) Policies. On or prior to the Commencement Date, Sublessee shall deliver to Sublessor and Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried pursuant to Section 9(e) and that the Insured Parties are named as additional insureds (the "Policies"). Evidence of each renewal or replacement of the Policies shall be delivered by Sublessee to Sublessor and Landlord at least 10 days prior to the expiration of the Policies. In lieu of the Policies, Sublessee may deliver to Sublessor a certification from Sublessee's insurance company (on the form currently designated "Acord 27" (Evidence of Property Insurance) and "Acord 25-S" (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Sublessee's commercial general liability policy naming the Insured Parties as additional insureds), which endorsement is at least as broad as ISO policy form "CG 20 11 Additional Insured – Managers or Lessors of Premises (pre-1999 edition) and which endorsement expressly provides coverage for the negligence of the additional insureds, which certification shall be binding on Sublessee's insurance company, and which shall expressly provide that such certification (i) conveys to the Insured Parties all the rights and privileges afforded under the Policies as primary insurance, (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing by certified mail, return receipt requested or by a recognized overnight delivery service, at least 30 days in advance of any termination or change to the Policies that would affect the interest of any of the Insured Parties, and (iii) the "additional insured" endorsement shall be at least as broad as ISO policy form 'CG 20 11 Additional Insured – Managers or Lessors of Premises' (pre-1999 edition) and expressly provides coverage for the additional insured's negligence arising out of the Sublessee's use of the Subleased Premises.

(d) Survival of Claims. Any claims made against such insurance policies shall survive the expiration of the Sublease. All rights that inure to the benefit of the Sublessor or Landlord shall not be prejudiced by the expiration of the Sublease.

(e) Waivers of Subrogation. Sublessor and Sublessee shall each procure an appropriate clause in or endorsement to any property insurance covering the Real Property and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Sublessor and Sublessee agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by the property insurance that was required to be carried by that party under the terms of this Sublease. Sublessee acknowledges that Sublessor shall not carry insurance on, and shall not be responsible for, (i) damage to any Above Building Standard Installations, (ii) Sublessee's personal property, fixtures or equipment, and (iii) any loss suffered by Sublessee due to interruption of Sublessee's business.

10. Waiver of Claims. Except for claims arising from Landlord's and Sublessor's intentional or grossly negligent acts which are not covered or required to be covered by Sublessee's insurance hereunder, Sublessee waives all claims against Landlord and Sublessor, respectively, for injury or death to persons, damage to property or to any other interest of Sublessee sustained by Sublessee or any party claiming by or through Sublessee resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding (including flooding of basements and other subsurface areas), freezing, fire, explosion, earthquake, excessive heat or cold, dampness, or other casualty, (iv) the Property, Premises, or any of the Building systems and equipment being defective, out of repair, or failing, and (v) vandalism, malicious mischief, theft, misappropriation or other acts or omissions of any parties including Sublessee's employees, other tenants, and their respective agents, employees, invitees and contractors (and Sublessee shall give Sublessor immediate notice of any such occurrences). To the extent that Sublessee is required to or does carry insurance hereunder, Sublessee agrees that Sublessee's property loss risks shall be borne by such insurance, and Sublessee agrees to seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. This provision is in addition to, and not in limitation of, other provisions of this Sublease limiting Landlord's and Sublessor's respective liability.

11. Hold Harmless. Neither Sublessor nor Sublessee shall do or cause to be done, or suffer or permit any act or thing to be done, which may cause the Lease or the rights of Sublessor or Sublessee to be canceled, terminated, forfeited or prejudiced or which may make the other party liable for any damages, claims, fines, penalties, costs or expenses thereunder. Each of the Sublessor and Sublessee shall indemnify and save harmless the other and its respective directors, officers, partners, employees and agents from all suits, actions, judgments, damages, claims, liabilities, awards, losses, fines, penalties, costs, charges and expenses, including reasonable attorney's fees, that the indemnified party may sustain by reason of (i) the other party's breach of this Sublease or (ii) any death, bodily injury or damage to tangible property arising from any negligent acts or omissions by the other party or such other party's officers, directors, partners, agents and employees.

12. Defaults. The provisions of the Lease relating to defaults and remedies are incorporated herein by reference as if set forth in their entirety and, for purposes of determining the parties' defaults and remedies hereunder, said provisions shall apply between Sublessor and Sublessee reading "Landlord" to mean Sublessor and "Tenant" to mean Sublessee. Without limiting the generality of the foregoing, Sublessee hereby acknowledges and agrees that the confessions of judgment and waivers amended and restated on Exhibit "C" are incorporated into this Sublease.

13. Security Deposit.

(a) Sublessee shall have no right, title or interest in or with respect to any Security Deposit, or any portion thereof, held by Landlord under the Lease.

(b) Sublessor acknowledges receipt from Sublessee of the sum of ______________________ Dollars and ________________ Cents ($____.__) ("Security Deposit") to be held as collateral security for the payment of the Base Rent, additional rent and all other sums of money payable by Sublessee under this Sublease. The Security Deposit shall be repaid to Sublessee within sixty (60) days after the expiration date of this Sublease, provided Sublessee shall have made all such payments and performed all such covenants and agreements.

14. Indemnification.

(a) Sublessee hereby indemnifies Sublessor against, and holds it harmless from, all costs, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of any claims for brokerage commissions, finders fees or other compensation in connection with the Sublease or procuring possession of the Sunbleased Premises. The provisions of this Paragraph 14 (a) shall survive the expiration or sooner termination of the Lease or Sublease.

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(b) Sublessee indemnifies Sublessor against, and holds it harmless from any and all losses, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees, arising from the use, occupancy, conduct or management of the Subleased Premises by Sublessee, or its agents, employees, contractors, representatives or invitees, or Sublessee's business activities therein. If any proceeding is brought against Sublessor by reason of any such claim, Sublessee shall be responsible for Sublessor's costs and expenses, including, without limitation, reasonable attorney's fees and expenses incurred in connection therewith.

15. Binding Effect. The provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Sublease constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing signed by the parties hereto.

16. Effectiveness. This Sublease shall not be effective unless and until Landlord has executed that certain Consent of Landlord to Sublease and Agreement by and among Landlord, Sublessor and Sublessee.

17. Notices. Whenever it shall be necessary or desirable for either party to this Sublease to serve any notice or demand on the other party, such notice or demand shall be served by certified mail, return receipt requested, or by overnight courier (such as Federal Express), next-day delivery, at the addresses set forth above or at such other address as shall be designated by the parties in accordance with this Section. Each party shall (i) provide to Landlord copies of any notice sent to the other, and (ii) provide to the other copies of all notices received by such party from Landlord.

18. Amendments. No amendments shall be made to this Sublease without the prior written approval of Landlord in accordance with the terms of the Lease.

[Signature Page to Sublease Follows]

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Agreement of Sublease as of the date first above written.

Sublessor:

HALLINAN CAPITAL CORP.

By:______________________________
Name:
Title:

Attest:____________________________
Name:
Title:

THE UNDERSIGNED SUBLESSEE ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSIONS OF JUDGMENT CONTAINED IN EXHIBIT "C" OF THIS SUBLEASE, AND KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY ENTERS INTO THIS SUBLEASE FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS BY VIRTUE OF SUCH CONFESSIONS OF JUDGMENT.

Sublessee:

SKINNY NUTRITIONAL CORP.

By:______________________________
Name:
Title:

Attest:____________________________
Name:
Title:

<u>EXHIBIT "A."</u>

[Copy of Lease (Including All Amendments)]

EXHIBIT "B"

[Plan of Subleased Premises]

EXHIBIT "C"

Paragraphs 15K of the Lease are amended and restated in their entirety as follows to apply to this Sublease:

"Paragraph 15K CONFESSION OF JUDGMENT FOR POSSESSION. SUBLESSEE HEREBY EXPRESSLY AUTHORIZES THE PROTHONOTARY, CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST SUBLESSEE AND ALL PERSONS CLAIMING UNDER SUBLESSEE IN ANY AND ALL ACTIONS BROUGHT HEREUNDER BY SUBLESSOR AGAINST SUBLESSEE TO RECOVER POSSESSION OF THE PREMISES (IN EJECTMENT OR OTHERWISE), WITHOUT ANY LIABILITY ON THE PART OF SAID ATTORNEY, FOR WHICH THIS SUBLEASE SHALL BE SUFFICIENT WARRANT, AND SUBLESSEE AGREES THAT UPON THE ENTRY OF SUCH JUDGMENT FOR POSSESSION A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH (WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER).

IN ANY SUCH ACTION, SUBLESSOR SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY SUBLESSOR OR SOMEONE ACTING FOR IT SETTING FORTH FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS SUBLEASE BE FILED IN SUCH ACTION (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE), IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. SUBLESSEE AND ALL PERSONS CLAIMING UNDER SUBLESSEE HEREBY RELEASE SUBLESSOR FROM ANY CLAIMS ARISING FROM ANY ERRORS OR DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OR JUDGMENT, IN CAUSING SUCH WRIT OF POSSESSION OR OTHER PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, AND HEREBY AGREE THAT NO WRIT OF ERROR OR OBJECTION SHALL BE MADE OR TAKEN THERETO.

THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME AS OFTEN AS OCCASION THEREFORE SHALL EXIST. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE TERM OF THIS SUBLEASE.

PARAGRAPH 15K SETS FORTH A WARRANT OF ATTORNEY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST SUBLESSEE. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST SUBLESSEE, SUBLESSEE, FOLLOWING CONSULTATION WITH (OR DECISION

NOT TO CONSULT WITH) SEPARATE COUNSEL FOR SUBLESSEE AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY WAIVES UNCONDITIONALLY ANY AND ALL RIGHTS SUBLESSEE HAS OR MAY HAVE TO PRE-JUDGMENT AND PRE-EXECUTION NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE.

SUBLESSEE SPECIFICALLY ACKNOWLEDGES THAT SUBLESSOR HAS RELIED ON THE WARRANT OF ATTORNEY SET FORTH IN PARAGRAPH 15K IN ENTERING INTO THIS SUBLEASE WITH SUBLESSEE AND THAT THE SUBLESSOR-SUBLESSEE RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE."